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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)         DECEMBER 13, 2001
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                      WASHINGTON GROUP INTERNATIONAL, INC.
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              (Exact Name of Registrant as Specified in Charter)


                                    DELAWARE
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                 (State or other jurisdiction of incorporation)


                  1-12054                              35-0565601
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          (Commission File Number)          (IRS Employer Identification No.)


      720 PARK BOULEVARD, BOISE, IDAHO                         83729
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  (Address of Principal Executive Offices)                   (Zip Code)


   Registrant's telephone number, including area code        208-386-5000
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         (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE


MONTHLY OPERATING REPORT FOR MONTH ENDED NOVEMBER 2, 2001

      On December 13, 2001, Washington Group International, Inc. filed with the United States Bankruptcy Court for the District of Nevada a monthly operating report for the month ended November 2, 2001. The report includes certain financial information with respect to Washington Group and those direct and indirect subsidiaries that commenced proceedings to reorganize under chapter 11 of the United States Bankruptcy Code on May 14, 2001 (collectively, the "Debtors"). A list of the Debtors is included as an exhibit to Washington Group's current report on Form 8-K dated May 29, 2001. The monthly operating report includes financial information only with respect to the Debtors. Accordingly, it does not contain financial information with respect to those subsidiaries and affiliates of Washington Group that are not Debtors and, therefore, were excluded from the May 14, 2001 bankruptcy filing. The non-Debtor entities are the Westinghouse Government Services Companies and related entities, partially owned limited liability companies and joint ventures, and foreign subsidiaries and affiliates. The monthly operating report is available at Washington Group's website at http://www.wgint.com and the Bankruptcy Court's website, which can be accessed through a hyperlink located at Washington Group's website. No information from Washington Group's website or the Bankruptcy Court's website is incorporated into, or is a part of, this current report.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    WASHINGTON GROUP INTERNATIONAL, INC.


December 28, 2001                   By:  /s/ Craig G. Taylor
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                                         Craig G. Taylor
                                         Secretary